Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-61734, 333-107824, 333-124725, 333-146531, 333-167720, 333-182320, 333-196904 and 333-08071 on Form S-8 of our report dated May 3, 2017 (except for Note 27, as to which the date is April 5, 2018), relating to the consolidated financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries for the year ended March 4, 2017, appearing in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 5, 2018